Exhibit 10.13

CENTURY  CASINOS, INC.

AMENDED  AND RESTATED 2005 EQUITY INCENTIVE PLAN

WHEREAS, Century Casinos, Inc. sponsors the 2005 Equity Incentive Plan for the  benefit of certain of its officers, employees, directors and/or consultants; and

WHEREAS, the Company wishes to amend the Plan as set forth herein;

NOW THEREFORE, the Plan is hereby amended and restated as follows, effective as of December 26, 2014:

SECTION 1. Purpose; Definitions

The purpose of the Plan is to give the  Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock  plan providing incentives that are directly linked to the profitability of the  Company’s businesses and increases in Company stockholder value.

For purposes of the Plan, the following terms shall have the respective  meanings  indicated:

(a)“Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

(b)“Award” means a Stock Option, Restricted Stock, Performance Unit, or other stock-based award granted pursuant to the terms of the Plan.

(c)“Award Agreement”  means any written or electronic agreement, contract or other instrument  or  document  evidencing the  grant  of an  Award,  which  may, but is not required to be, signed by a Participant.

(d)“Award Cycle” means a period of consecutive fiscal years or  portions thereof designated by the Plan Administrator  over  which Performance Units are to be earned.

(e)“Board”  means the Board of Directors of the  Company.

(f)“Cause” means, unless otherwise provided by the Plan Administrator in an Award Agreement, (i) “Cause” as defined in any  Individual  Agreement to which the Participant is a party, or (ii) if there is no such Individual  Agreement or if it does not define Cause: (A) conviction of the Participant  for committing a  felony under federal law or the law of the state in which such action occurred, (B) fraud or dishonesty against the Company or in the course of fulfilling the Participant’s employment  duties, (C) willful and deliberate failure on the  part of the Participant  to perform his or her employment or service-provider duties in any  material respect, (D) illegal drug use or alcohol abuse on Company premises or at a Company sponsored event, (E) conduct by the Participant which in the good faith and reasonable determination  of the Plan Administrator demonstrates gross unfitness to serve, (F) intentional, material violation by the Participant of any contract between the employee and the Company or of any statutory duty of the Participant to the  Company, or (G) prior  to a  Change in Control,  such  other  events  as  shall be determined by the Plan Administrator. The Plan Administrator shall, unless otherwise provided in an  Individual Agreement with the Participant, have the sole  discretion to  determine whether “Cause” exists, and its determination shall be final. The foregoing definition shall  not in any way preclude  or  restrict the right  of the Company to discharge  or dismiss the Participant for any other acts or omissions,  but  such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for  termination for Cause. For purposes of the foregoing definition, the  term “Company” shall include Century Casinos, Inc. and any of its Subsidiaries or Affiliates.

(g)“Change in Control” shall have the meaning set forth in Section 10(b).

(h)“Code”  means the Internal Revenue Code  of 1986, as amended from time to time, and any successor thereto.

(i)	“Common Stock” means common stock, par value $.01 per share, of the Company.

(j)“Company”  means  Century Casinos, Inc., a Delaware corporation.

(k)“Covered Employee”  means a Participant designated prior to the grant of Restricted Stock or Performance Units by the Plan Administrator who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock or Performance Units are expected to be taxable to such Participant.

(l)“Disability” means, unless otherwise provided by the Plan Administrator, (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement  or it  does not define “Disability,” (y) the inability of the Participant to engage in any substantial gainful activity by reason of any  medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (z) the Participant is, by reason  of any  medically determinable physical or mental impairment which can be expected to result in death  or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and  health plan covering employees of the participant's employer.

(m)“Effective Date”  means the original effective date of the Plan as set forth in Section 15.

(n)“Eligible Individuals”   mean directors, officers, employees and consultants (including advisors) of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted  offers of employment  or consultancy from the  Company or its Subsidiaries or Affiliates; provided, however, that a consultant shall not be eligible  for the grant of an Award  of a Stock  Option or Restricted Stock if, at the time of grant, a Form S-8 Registration Statement  under the Securities Act (“Form S-8”) is not available to register either the  offer or the sale of the Company’s securities to such consultant  because of the  nature of the services that the consultant is providing to the Company, because the  consultant is not a natural person, or because of any other rule governing the use of Form S-8,  unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in  order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(o)“Exchange Act”  means the Securities Exchange Act of 1934, as amended from time to time, and any successor  thereto.

(p)“Fair Market Value” means the fair market value of a share of Common Stock determined as follows, unless otherwise provided by the Plan Administrator:

(i) If the Common Stock is readily tradable on an established securities market (as determined under Section 409A of the Code and the regulations thereunder), its Fair Market Value will be the closing sales price for a share of Common Stock on the principal securities market on which it trades on the date for which it is being determined, or if no sale of the Common Stock occurred on that date, on the next preceding date on which a sale of shares of Common Stock occurred as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

(ii) If the Common Stock is not readily tradable on an established securities market (as determined under Section 409A of the Code and the regulations thereunder), its Fair Market Value will be determined by the reasonable application of a reasonable valuation method that satisfies the requirements of Treas. Reg. Section 1.409A-1(a)(b)(5)(iv)(B).

(q)“Incentive  Stock Option” means any Stock Option designated as, and qualified as, an “incentive stock option” within the  meaning of Section 422 of the Code.

(r)“Individual Agreement”  means an employment, consulting or similar written agreement  between a Participant and the  Company  or one of its Subsidiaries or Affiliates.

(s)“NonQualified Stock Option”  means any Stock Option that is not an Incentive Stock Option.

(t)“Option Price” shall have the  meaning set forth in Section  5(d)(i).

(u)“Outside Director” means a director who qualifies as an “independent director” within the meaning of Nasdaq Marketplace Rule 4200(a)(15), as an “outside director” within the meaning of Section 162(m) of the Code, and as a “non-employee director” within the meaning of Rule  16b-3 promulgated under the  Exchange Act.

(v)“Participant” shall mean an Eligible Individual to whom an Award is or has been made in accordance with and pursuant to the Plan or, if applicable, and if permitted in accordance with the terms and provisions of the Plan, such  other person  who holds outstanding Award.

(w)“Performance Goals”  means the performance goals established by the Plan Administrator in connection with the grant of Restricted Stock  or Performance Units. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment  of specified levels of one or  more of the following  measures with respect to the Company  or such subsidiary, division or department of the Company for  or within which the Participant performs services: specified levels of the Company’s stock price, market share, operating revenue, earnings before interest, taxes, depreciation and amortization, earnings per share, costs, earnings  from operations, marketing-spending efficiency, return on  operating assets, return  on assets, core  non-interest income and/or levels of cost savings and (ii) such Performance Goals shall be set by the Plan Administrator within the time  period prescribed by Section 162(m) of the Code and related regulations.  Such Performance Goals also may be based upon the attaining of specified levels  of Company performance under one  or more of the measures described above relative to the performance of other corporations.

(x)“Permitted Transferee”  means, in the case of a Participant, (i) such Participant’s children or family  members, whether directly or indirectly or  by means of a trust, foundation, partnership or otherwise or (ii) any transferee of all or a portion of such Participant’s Award pursuant to a qualified domestic relations order as defined in the  Code or Title 1 of the Employee Retirement Income  Security Act of 1974, as amended. For purposes of this Plan, unless otherwise determined by the Plan Administrator, “family member” shall have the  meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act, or any successor thereto.

(y)“Performance Units”  means an Award granted under Section 7.

(z)“Plan”  means Century Casinos, Inc. 2005 Equity Incentive Plan, as set forth  herein and as hereinafter amended from time to time.

(aa)“Plan Administrator”  means the Plan Administrator referred to in Section 2(a).

(bb)“Qualified Performance-Based Award”  means an Award of Restricted Stock or Performance Units designated as such by the Plan Administrator at the time of grant, based  upon a determination that (i) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Company  would expect to be able to claim a tax  deduction with respect to such Restricted Stock or Performance Units and (ii) the Plan Administrator wishes such Award to qualify for the Section  162(m) Exemption.

(cc)“Restricted Stock” means an Award granted under Section 6.

(dd)“Retirement” means retirement from active  employment with the  Company, a Subsidiary or Affiliate at or after age 65.

(ee)“Rule 16b-3”  means Rule 16b-3, as promulgated by the Securities and Exchange  Commission under Section 16(b)  of the Exchange Act, as amended from time to time.

(ff)“Section 162(m) Exemption”  means the exemption from the limitation on deductibility imposed by Section 162(m)  of the Code that is set forth in Section 162(m)(4)(C) of the  Code.

(gg)“Securities Act”  means the Securities Act of 1933, as amended.

(hh)“Stock Option”  means an Award granted under Section 5.

(ii)“Subsidiary”  means, except as otherwise provided herein, any  corporation, partnership, limited liability company, joint  venture or other entity  during any period in which at least a 25% voting or profits interest is owned, directly or indirectly, by the Company or any  successor to the Company.

(jj)“Termination of  Employment” means  the termination  of the Participant’s employment with, or performance of services for, the  Company and any of its Subsidiaries or Affiliates. A change  in the capacity in which the Participant renders service to the Company  or a Subsidiary or Affiliate as a director, officer, employee or consultant or a change  in the entity for which the Participant renders such service, provided that there is no interruption or termination  of the Participant’s service with the  Company or a Subsidiary or Affiliate, shall not constitute a Termination of Employment. For example, a change in status from an employee of the  Company to a consultant  to a Subsidiary or Affiliate shall not constitute a Termination of Employment. A Participant employed by,  or  performing services for, a Subsidiary or an Affiliate shall be deemed to incur a Termination  of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. The Plan Administrator or the chief executive officer of the  Company, in that party’s sole discretion, may determine whether a Termination of Employment shall be  considered to have occurred (and whether vesting in any outstanding Awards shall continue  or be suspended) in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

SECTION 2. Administration

(a)The Plan shall be administered by (i) the Board or (ii) one or more committees of the Board to whom the Board has delegated all or part  of its authority under the Plan (the “Plan Administrator”). If administration is delegated to a committee, the committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to  delegate to a subcommittee any of the  administrative powers the committee is authorized to exercise (and references in the Plan to the Plan Administrator shall thereafter be to the subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The  Board  may abolish any committee at any time and revest in the Board the administration  of the Plan.  Any  committee under clause (ii) hereof which  makes grants to “officers” of the Company (as that term is defined in Rule 16a-1(f) promulgated under the Exchange Act) or which makes Awards that are intended to be Qualified Performance-Based Awards shall be composed solely of two or more  Outside Directors unless applicable laws, rules or regulations do not require such composition. For purposes of the preceding provisions, if one or more members of the committee is not an Outside Director, but recuses himself or herself or abstains from voting with respect to a particular action taken by the committee, then the committee, with respect to the action, will be deemed to consist only of the  members of the committee who  have not recused themselves or abstained from voting.

(b)The Plan Administrator shall have plenary authority to grant Awards pursuant to the terms  of the Plan to Participants.

(c)Among other things, the Plan Administrator shall have the authority, subject to the terms of the Plan:

(i)To select the Participants to whom Awards may from time to time be granted;

(ii)To determine whether and to what extent any type  of Award is to be granted hereunder;

(iii)To determine the  number of shares  of Common Stock to be covered by each Award granted  hereunder;

(iv)To determine the terms and conditions  of any  Award granted hereunder (including, but not limited to, the Option Price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Plan Administrator shall determine;

(v)Subject to the terms  of the Plan, including without limitation Section 12, to modify, amend  or adjust the terms and conditions of any Award, at any time  or from time to time, including but not limited to Performance Goals; provided,  however, that the Plan Administrator may not adjust upwards the amount payable to a  Covered Employee with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith in a manner that would violate Section  162(m) of the Code;

(vi)To determine under what circumstances an Award may be settled in cash or Common Stock under Section 5(l).

(d)The Plan Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time  deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the  administration of the Plan. The Plan Administrator, in the exercise of this power, may correct any defect, omission or inconsistency  in the Plan or in any  Award  Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(e)The Plan Administrator shall act by a majority of its members then in office, unless otherwise expressly provided herein. Except to the extent prohibited  by applicable law or the applicable rules of a stock exchange on which the  Company’s shares are traded, the Plan Administrator  may (i) allocate all or any portion of its responsibilities and powers to any one or more of its members and (ii) delegate all or any part of its responsibilities and powers to any person or persons selected by it, provided that  no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the  Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. Any such allocation or delegation may be revoked by the  Plan Administrator at any time.

(f)Any determination made by the Plan Administrator with respect to any Award shall be  made in the sole discretion of the Plan Administrator at the time of the grant of the  Award or, unless in contravention  of any express term of the Plan, at any time thereafter. All decisions made by the Plan  Administrator  or any  appropriately delegated officer pursuant to the provisions  of the Plan shall be final and binding on all persons, including the Company, its Affiliates, Subsidiaries, stockholders and Participants.

(g)Any authority granted to the Plan Administrator may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any  Award or transaction to become subject to (or lose an exemption  under) the short-swing profit recovery  provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts  with action taken by the Plan Administrator, the  Board action shall control.

(h)To the maximum extent permitted by law, the  Company shall indemnify each member of the Board who acts as a member of the Plan Administrator, as well as any  other employee of the  Company with duties under the Plan, against expenses and liabilities (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's  duties under the Plan, unless the losses are due to the  individual's gross negligence or lack of good faith. The Company will have the right  to select counsel and to control the prosecution or  defense of the suit. In the event that more than one person who is entitled to indemnification is subject to the same claim, all such persons shall be represented by a single counsel, unless such counsel advises the Company  in writing that he or she cannot represent all such persons under applicable rules of professional responsibility. The Company will not be required to indemnify any person for any amount incurred through any settlement unless the Company consents in writing to the settlement.

SECTION 3. Common Stock Subject to Plan

(a)The maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be two million (2,000,000). Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. The  maximum  number of shares of Common Stock that may be issued  pursuant to Stock Options intended to be Incentive Stock Options shall be two million (2,000,000) shares.

(b)If any  Award is  forfeited, or if any Stock Option terminates, expires or lapses  without being exercised, shares of Common Stock subject to such Award shall again be available for distribution in connection with Awards under  the Plan. If the Option Price of any Stock Option is satisfied by delivering shares  of Common Stock to the Company (by either actual delivery or by attestation),  only the number of shares  of Common Stock delivered to the Participant net of the shares  of Common Stock delivered to the Company or attested to shall be deemed delivered for purposes  of determining the maximum numbers of shares of Common Stock available for delivery under the Plan. To the extent any shares of Common Stock subject to an Award are not  delivered to a Participant because such shares are used to satisfy an applicable tax-

withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. If any shares of Common Stock issued to a Participant pursuant to an Award are forfeited back to or repurchased by the Company because of or in connection with the failure to meet a contingency or condition required to  vest such shares in the Participant, the shares of Common Stock forfeited or repurchased under such  Award shall revert to and again become available for issuance under  the Plan.

(c)In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or  other distribution of stock or property of the Company (including  any extraordinary cash or stock dividend), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Plan Administrator or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options and other Awards to be granted to any Participant, in the number, kind and Option Price of shares subject to outstanding Stock Options, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or  such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion (including, without limitation, an amount in cash therefor);  provided, however, that the  number of shares subject to any  Award  shall always be a whole number.

(d)No fractional shares may  be issued under  the Plan. Cash shall be paid in lieu of any fractional share in settlement  of an Award.

SECTION 4. Eligibility

Awards may be granted under the Plan to Eligible Individuals.

SECTION 5. Stock Options

(a)Stock Options may be granted alone or in addition to  other Awards granted under the Plan and may be of two types: Incentive Stock Options and NonQualified Stock Options. Any Stock Option  granted under the Plan shall be in such form as the Plan Administrator  may from time to time approve.

(b)The Plan Administrator shall have the authority to grant any Participant Incentive Stock Options, NonQualified Stock Options or both types  of Stock Options; provided, however, that grants hereunder are subject to the limits on  grants set forth in Section 3. To the extent  that any Stock Option is not designated as an Incentive Stock

Option  or even if so designated does not  qualify as an Incentive Stock Option on or subsequent to its grant  date, it shall constitute a NonQualified Stock Option.

(c)Stock Options shall  be evidenced by  Award Agreements, the terms and provisions of which may differ. An Award Agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a NonQualified Stock Option. The grant  of a Stock  Option shall occur  on the date the Plan Administrator by resolution  selects a Participant to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such Participant and specifies the terms and provisions of the Stock Option. The  Company shall notify a Participant of any grant of a Stock Option, and such Award shall be confirmed by, and subject to the terms  of, an Award Agreement.

(d)Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Plan Administrator shall deem desirable:

(i)Option Price. The Plan Administrator shall determine the option price per share of Common Stock purchasable under a Stock Option (the “Option  Price”). The Option Price per share  of Common Stock subject to a Stock Option shall not  be less than the Fair Market Value of the Common Stock subject to such Stock Option  on the date  of grant.  Except for adjustments pursuant to Section  3(c), in no event may any Stock Option  granted  under this Plan be amended to decrease the Option Price thereof, cancelled in conjunction with the grant of any new Stock Option with a lower Option Price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Option, unless such amendment, cancellation, or action is approved by the Company’s shareholders in accordance with applicable law and stock exchange rules.

(ii)Option Term.  The term of each Stock Option shall be fixed by the Plan  Administrator.

(iii)Exercisability. Except as otherwise provided herein, Stock Options  shall be exercisable at such time  or times and subject to such terms and conditions as shall be determined  by the Plan Administrator. If the Plan Administrator provides that any Stock Option is subject to vesting conditions, restrictions or limitations and therefore exercisable only in installments, the Plan Administrator may at any time waive such installment exercise provisions, in whole or in part, based  on such factors as the Plan Administrator  may determine. An Award Agreement may,  but  need  not,  include a provision whereby the Participant may elect at any time before the Participant’s Termination of Employment  to exercise the Stock  Option as to any part or all of the shares of Common Stock subject to the Stock  Option prior to the full vesting  of the Stock  Option.  Any unvested shares  of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Plan

Administrator determines to be appropriate. The  Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings  for financial accounting purposes) have elapsed following exercise of the Stock Option unless the Plan Administrator otherwise specifically provides in the  Stock Option.

(iv)Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time  during the option term by  giving written notice of exercise to the Company specifying the number of shares  of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the Option Price by certified or bank check or such other instrument as the  Company may accept. If approved by the Plan Administrator, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value  of the  Common Stock on the date the Stock Option is exercised); provided, that such already owned shares have been held by the Participant for at least six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) at the time of exercise or had been purchased on the open market; and provided, further, that, in the case of an Incentive Stock Option, the right to make a payment in the  form of already owned shares  of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted. If approved by the Plan Administrator, to the extent permitted  by applicable law, payment in full or in part may also  be made  by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. If approved by the Plan Administrator, to the extent permitted by applicable law, payment in full or in part may also be made by an instruction from the Participant to the Company to withhold from the shares of Common Stock issuable upon exercise of the Stock Option shares of the Common Stock in payment of all or any part of the Option Price, which shares shall be valued for this purpose at the Fair Market Value on the date of exercise. To facilitate the foregoing, the  Company  may enter into agreements for coordinated procedures with one  or more brokerage firms. No shares of Common Stock shall be delivered until full payment therefor  has been made. A Participant shall have all of the rights of a stockholder of the Company holding the class  or series of Common Stock that is subject to such Stock  Option (including, if applicable, the right to vote the shares  and the right to receive dividends), when the Participant has given written notice of exercise, has paid in full for such shares and, if requested by the Company, has given the representation described in Section 14(c).

Special Rules Applicable to  Incentive Stock Options. Notwithstanding the foregoing, the following terms shall be applicable to all Incentive Stock Options.

(A)Incentive Stock Options may only be  granted to employees of the Company and its subsidiaries or parent corporation (within the  meaning of Section 424(f) of the Code).

(B)No Incentive Stock Option shall be exercisable more than 10 years after the  date the Stock Option is granted.

(C)The Option Price shall not  be less than one hundred percent (100%) of the Fair Market Value  of Common Stock on the option  grant date; provided, however, that an Incentive  Stock Option  may be granted with an Option Price lower than that set forth the preceding sentence if such Stock Option is granted pursuant  to an assumption  or substitution for another option in a  manner satisfying the provisions of Section 424(a) of the Code.

(D)The  aggregate Fair Market Value of the shares of Common Stock (determined as of the respective  date or dates of grant) for  which one or more Stock Options  granted to any employee under the Plan (or any other option plan of the Company or any subsidiaries or parent corporation) may for the first time become exercisable as Incentive Stock Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent an employee holds two (2) or more such Stock Options  which become exercisable for the first time  in the same calendar year, the foregoing limitation  on the exercisability of such Stock Options as Incentive Stock Options shall be applied on the basis of the order in which such Stock Options are granted. Any Stock Options or portions thereof that exceed such limit shall be treated as NonQualified Stock Options, notwithstanding any other provision of an Award Agreement, but only to the extent of such excess.

(E)If any employee to whom an Incentive Stock Option is granted is the owner of stock (as determined under Code Section 424(d)) possessing  more than ten percent (10%) of the  total combined voting power of all classes of stock  of the Company (or any subsidiary  or parent corporation (within the meaning  of Section  424(f) of the Code)), then the option term shall not exceed five (5) years measured from the option grant date and the Option Price shall not  be less than one hundred ten percent  (110%)  of the Fair Market Value  of Common  Stock  on the  option  grant  date.

(F)If an Incentive Stock Option is exercised after the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

(e)Nontransferability  of  Stock Options. No Stock Option shall be transferable by the Participant other than (i) by will or by the laws of  descent and distribution or any  other testamentary distribution; or (ii) in the case of a NonQualified

Stock Option, unless otherwise determined by the Plan Administrator, to a Permitted Transferee. All Stock Options shall be exercisable, subject to the terms  of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Stock Option is transferred pursuant to this paragraph, it being  understood that the term “holder”  and “Participant” include such guardian, legal representative and other transferee; provided,  however, that Termination of Employment shall continue to refer to the Termination of Employment  of the original Participant and provided further that any Award held  by transferee shall continue  to  be subject to the same terms and conditions that were applicable to that Award immediately  before the  transfer to the transferee. Notwithstanding the foregoing, a Participant  may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of  death of the Participant, shall thereafter be entitled to exercise the Participant’s Stock Options.

(f)Termination by Death. Unless otherwise determined by the Plan Administrator at the time  of grant, if a Participant incurs a Termination of Employment  by  reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Plan Administrator may determine, for a period of one year from the Participant  date of death or until the expiration of the stated term of such Stock Option,  whichever period is shorter.

(g)Termination by Reason  of Disability. Unless otherwise determined by the Plan Administrator at the  time  of  grant  or, if a  longer  period  of exercise  is desired, thereafter, if a Participant incurs a Termination of Employment  by reason of Disability, any Stock Option held by such Participant (or the appointed fiduciary of such Participant) may thereafter be exercised by the Participant (or the appointed fiduciary of such Participant), to the extent it was exercisable at the time of termination, or on such accelerated basis as the Plan Administrator may determine, for a  period of one year from the  date of such Termination of Employment  or until the expiration  of the stated term of such Stock  Option, whichever period is shorter.

(h)Termination by Reason of Retirement. Unless otherwise determined by the Plan Administrator at the  time  of  grant  or, if a  longer  period  of exercise  is desired, thereafter, if a Participant incurs a Termination of Employment by reason  of Retirement, any Stock Option held by such Participant  may thereafter be exercised by the Participant, to the extent it was exercisable at the time  of such Retirement, or on such accelerated basis as the Plan Administrator may determine, for a period of one year from the  date of such Termination  of Employment or until the expiration of the stated term of such Stock Option,  whichever period is shorter.

(i)Other Termination. Unless otherwise determined by the Plan Administrator at the time  of grant or, if a longer period of exercise is desired, thereafter: (A) if a Participant incurs a Termination  of Employment for Cause, all Stock Options held  by such Participant shall thereupon terminate; and (B) if a Participant incurs a Termination of Employment for any reason other than death,

Disability, Retirement  or for Cause, any Stock Option held by such Participant, to extent it was then exercisable at the time of termination, or on such accelerated basis as the Plan Administrator may determine, may be exercised for a period of three months from the date of such Termination of Employment  or until the expiration  of the stated term of such Stock Option, whichever period is shorter.

(j)Extension of Termination Date.  An Award Agreement may also  provide that if the exercise of any Stock Option following the termination of the Participant’s Termination of Employment (other than upon the Participant’s death) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Stock Option held by such Participant  may be exercised, in lieu of the periods specified in Section  5(f) through Section  5(i),  during the three month period after the Participant’s Termination of Employment in which the exercise of the Stock Option would not be in violation of such registration requirements or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(k)Change of Control Termination. A Stock Option held  by any Participant who has not suffered a Termination of Employment prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and  exercisability upon or after such event as  may be provided in the Award Agreement for such Stock Option or as may be provided in any  other written agreement between the  Company  or any Subsidiary or Affiliate and the Participant, but in the  absence of such provision, no such acceleration shall occur.

(l)Cashing  Out of Stock Option. On receipt of written notice of exercise, the Plan Administrator may (unless such election would cause a detrimental tax impact to the Participant under Section 409A of the Code  or the Treasury regulations thereunder) elect to cause the Company to cash out all or part of the  portion of the shares of Common Stock for which a  Stock Option is being exercised by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the Option Price times the number of shares of Common Stock for which the  Option is being exercised on the effective date of such cash-out.

SECTION 6. Restricted Stock

(a)         Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Plan Administrator shall determine the Participants to whom and the time  or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Participant, the conditions for vesting, the time  or times within which  such Awards  may be subject to forfeiture and any other terms and conditions of the  Awards, in addition to those contained in Section  6(c).

(b)Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Plan Administrator may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock  shall be registered in the  name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such  Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of Century Casinos, Inc. 2005 Equity Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Century Casinos, Inc.”

The Plan  Administrator  may require that the certificates evidencing such shares be held in custody by the Company until  the restrictions  thereon  shall  have  lapsed and  that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c)Terms  and  Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i)The Plan Administrator  may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of  such Restricted Stock upon the attainment  of Performance Goals. If the Plan Administrator does not  designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may  nonetheless condition the  grant or  vesting thereof upon the attainment  of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Plan Administrator may also condition the grant or vesting thereof upon the continued service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be  the same with respect to each recipient. The Plan Administrator may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions; provided,  however, that in the case of Restricted Stock that is a Qualified Performance-Based Award, the applicable Performance Goals have been satisfied.

(ii)Subject  to the provisions  of  the  Plan and the Award Agreement referred to in Section 6(c)(vi),  during the  period,  if any, set by the Plan Administrator, commencing with the date of such Award for which such Participant’s continued service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the  date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge  or otherwise encumber shares  of Restricted Stock; provided that, to the extent permitted  by applicable law, the foregoing shall not prevent a Participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds  to  pay the Option Price for Stock Options.

(iii)Except as provided in this Section 6(c)(iii) and Section  6(c)(i) and Section 6(c)(ii) and the Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares  and the right to receive any cash dividends. If so determined by the Plan Administrator in the applicable Award Agreement and subject to Section  14(g), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the  vesting of the underlying Restricted Stock, or  held subject to meeting Performance Goals, and (B) dividends  payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock  with which such dividend was  paid, held subject to the vesting of the underlying Restricted Stock,  or held subject to meeting Performance Goals.

(iv)Except to the extent otherwise provided in the applicable Award Agreement or Section 6(c)(i), Section  6(c)(ii), Section 6(c)(v)  or Section 10(a), upon a Participant’s Termination of Employment for any reason  during the Restriction Period or before the applicable Performance Goals are satisfied, all shares of Restricted Stock still subject to restriction shall be forfeited  by the Participant; provided, however, that the Plan Administrator shall have  the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a Participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the Participant’s employment is terminated  by reason of  death or Disability, by the Company without Cause or by the Participant for “Good  Reason” (as defined in any  applicable Individual Agreement)) with respect to any or all of such Participant’s shares of Restricted Stock.

(v)If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock,  unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates; provided,  however, that such certificates may bear any securities law legends which the Plan Administrator determines are appropriate.

(vi)Each Award shall be confirmed by, and be  subject to, the terms  of an Award Agreement.

SECTION 7. Performance Units

(a)Administration. Performance Units  may be awarded either alone or in addition to other Awards  granted under the Plan. The Plan Administrator shall determine the Participants to whom and the time  or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any Participant, the  duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 7(b).

(b)Terms  and  Conditions. Performance Units Awards shall be subject to the following terms and conditions:

(i)The Plan Administrator  may, prior to or at the time of the grant, designate Performance Units as Qualified Performance-Based Awards, in which event it shall condition the settlement thereof upon the attainment of  Performance Goals. If the Plan Administrator does not designate Performance Units as Qualified Performance-Based Awards, it may nonetheless condition the settlement thereof upon the attainment of Performance Goals. Regardless of whether Performance Units are Qualified Performance-Based Awards, the Plan Administrator may also condition the settlement thereof upon the continued service of the Participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the Award Agreement referred to in Section 7(b)(iv), Performance Units may not be sold, assigned, transferred, pledged  or otherwise encumbered during the Award Cycle. No more than 200,000 shares of Common Stock may be subject to Qualified Performance Based Awards granted to any Eligible Individual in any fiscal year of the Company.

(ii)Except to the extent otherwise provided in the applicable Award Agreement  or this Section 7(b)(ii) or Section 10(a), upon a Participant’s Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, all rights to receive cash or stock in settlement of the Performance Units shall be forfeited by the Participant; provided, however, that the Plan Administrator shall have the discretion to waive, in whole or in part, any or all remaining  payment limitations (other than, in the case of Performance Units that are Qualified Performance-Based  Awards, satisfaction of the applicable Performance Goals unless the Participant’s employment is terminated by reason of  death  or Disability by the Company without Cause or  by the Participant for Good  Reason) with respect to any or all of such Participant’s Performance Units.

(iii)At the expiration of the Award Cycle, the Plan Administrator shall evaluate the Company’s performance in light of any Performance Goals for such Award, shall certify that the Performance Goals have been attained, and shall determine the number of Performance Units granted to the Participant which have been earned, and the Plan Administrator shall then cause to be delivered  (A) a number of shares of Common Stock equal to the  number of

Performance Units determined by the Plan Administrator to have been earned,  or  (B) cash equal to the Fair Market Value of such number of shares  of Common Stock to the Participant, as the Plan Administrator shall elect.

(iv)Each Award shall be confirmed by, and be  subject to, the terms  of an Award Agreement.

SECTION 8. Tax Offset Bonuses

For Awards that are not subject to the provisions of Section 409A of the Code at the time an Award is made hereunder or at any time thereafter, the Plan Administrator may grant to the Participant receiving such Award the right to receive a cash payment in an amount specified by the Plan Administrator, to  be paid at such time  or times (if ever) as the Award results in compensation income to the Participant, for the purpose of assisting the Participant to pay the resulting taxes, all as determined  by the Plan Administrator and on such other terms and conditions as the Plan Administrator shall determine.

For Awards that are subject to the provisions of Section 409A of the Code, at the time an Award is made hereunder or at any time thereafter, the Plan Administrator may grant to the Participant receiving such Award the right to a reimbursement from the Company of all or a designated portion of the federal, state, local or foreign taxes paid by the Participant as a result of compensation income to the Participant resulting from the payment, vesting or exercise of the Award, under terms and conditions determined by the Plan Administrator. This reimbursement shall be made no later than December 31 of the year next following in which the Participant remits the resulting taxes.

SECTION 9. Other Stock-Based Awards

Other Awards of Common Stock and other Awards that are valued in whole or in part  by reference to, or are otherwise based upon, Common Stock, including (without limitation) dividend equivalents and convertible debentures, may  be granted either alone or in conjunction with  other Awards granted under the Plan provided however, that, in the case of an Option that is subject to the provisions of Section 409A of the Code, a right to a dividend or distribution declared and paid on the number of shares of Common Stock underlying such Option shall not be contingent, directly or indirectly, upon the exercise of such Option.

SECTION 10. Change in Control Provisions

(a)Impact of Event. Notwithstanding any other provision  of the Plan to the contrary,  unless otherwise provided by the Plan Administrator in any Award Agreement, in the event of a Change in Control, then with respect to Awards that are held by Participants who have not suffered a Termination of Employment prior to the effective time  of the change of control  transaction.

(i)Any  Stock Options  outstanding as of the date of such Change in Control, and  which are not then exercisable and vested,  shall become fully exercisable and vested.

(ii)The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock  shall become free of all restrictions and become fully vested.

(iii)All Performance Awards shall be considered to be earned and payable in full, and any deferral or  other restriction shall lapse and such Performance Awards shall  be settled in cash or Shares, as determined  by the Plan Administrator, as promptly as is practicable.

(iv)All restrictions on other Awards shall lapse and such Awards shall become free of all restrictions  and become fully vested.

The vesting of such Awards  (and, if applicable, the time at which such Awards may be exercised) shall (contingent upon the effectiveness of the Change in Control transaction) be accelerated in full to a date prior  to the effective time  of such Change in Control transaction as the Plan Administrator shall determine (or, if the Plan Administrator shall not determine such a date, to the date that is five (5) days prior to the effective time  of the Change  in Control transaction), the Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held  by  the  Company with respect to such Awards held by Participants who  have not suffered a Termination  of Employment shall (contingent upon the effectiveness of the Change  in Control transaction) lapse. With respect to any other Awards outstanding under the Plan, the  vesting of such Awards (and, if applicable, the time at which such Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement  between the  Company or any Subsidiary or Affiliate  and the  holder of such Award, and such Awards shall  terminate if not exercised (if applicable) prior to the effective time  of the Change  in Control transaction.

(b)Definition  of Change in Control. For purposes  of the Plan, a “Change in Control” shall mean the happening  of  any  of the  following events:

(i)An acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3)  or  14(d)(2)  of  the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33⅓% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the  combined voting power of the then outstanding voting securities of the  Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition  by the Company, (3) any acquisition  by any employee benefit plan (or related trust) sponsored or  maintained by  the  Company  or any entity controlled by the Company, (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) or (3) of this Section 10(b)(i), or (5) any Change in Control triggered  solely because the percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities held by any Person (the “Subject Person”) exceeds the designated percentage threshold thereof as a result of a repurchase or  other acquisition of securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur  (but for the  operation  of this sentence) as a result of the acquisition  of securities by the Company, and after such share acquisition, the Subject Person  becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the  percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control  shall be deemed to occur; or

(ii)A  change  in the  composition  of  the  Board such that  the  individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section  10(b)(ii), that any individual who becomes a member of the  Board subsequent to the  Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors  or other actual  or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a  member  of  the Incumbent  Board; or

(iii)Consummation of a reorganization, merger or consolidation or sale or  other disposition  of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the  individuals and entities who are the beneficial owners, respectively, of the  Outstanding Company Common Stock and  Outstanding Company Voting Securities immediately prior to such Corporate Transaction  will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election  of  directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one  or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company  or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 33⅓% or more of, respectively, the outstanding shares of common stock  of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election  of  directors except  to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the  members of the board of  directors of the corporation resulting from such Corporate Transaction; or

(iv)The  approval by the stockholders of the Company of a complete liquidation  or  dissolution of the  Company, or a complete dissolution or liquidation of the Company shall otherwise occur.

The term Change in Control shall not include a sale of assets, merger or  other transaction effected exclusively for the purpose  of changing the  domicile of the Company.

Notwithstanding the  foregoing or any other provision  of the Plan, the definition of Change in Control  (or any analogous term) in an Award Agreement between  the  Company or any Subsidiary and the Participant shall  supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood,  however, that if  no  definition of Change in Control or any analogous term is set forth in such an Award Agreement, the foregoing definition shall apply).

Furthermore, notwithstanding subclauses (i), (ii), (iii) or (iv), for purposes of Awards hereunder that are subject to the provisions of Section 409A of the Code and that provide for accelerated payment upon Change in Control, no Change in Control shall be deemed to have occurred upon an event described in (i), (ii), (iii) or (iv) unless such event would constitute a “change in control” under Section 409A of the Code (regarding change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation) and related guidance thereunder.

SECTION 11. Forfeiture of Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator shall have the authority under the Plan to provide  in any Award Agreement that in the event of serious  misconduct by a Participant (including, without limitation, any  misconduct prejudicial to or in conflict with the  Company or its Subsidiaries or Affiliates, or any Termination  of Employment for Cause), or any activity of a Participant in competition with the business of the Company  or any Subsidiary or Affiliate, any outstanding Award granted to such Participant shall be cancelled, in whole or in part, whether or not vested. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the  Company  or any Subsidiary or Affiliate shall be  determined  by the Plan Administrator in its sole discretion. This Section 11 shall have no application following a Change  in Control.

SECTION 12. Term, Amendment and Termination

The Plan will terminate on the tenth anniversary of the Effective Date. Under  the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination  of the  Plan.

The Board may amend, alter,  or discontinue the Plan,  but  no amendment, alteration or discontinuation shall be made which would impair the rights of a  Participant under a Stock Option or a recipient  of a Restricted Stock Award, Performance Unit Award or other Award theretofore  granted without the Participant’s or recipient’s consent, except such an  amendment made to comply with applicable law, stock  exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the  Company’s stockholders to the extent such approval is required by applicable law or stock exchange rules.

The Plan Administrator may amend the terms of any Stock Option  or other Award theretofore  granted, prospectively or retroactively, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or impair the rights of any holder without the holder’s consent except such an amendment made to cause the Plan  or Award  to comply with applicable law, stock exchange rules or accounting rules.

Subject to the above provisions, the  Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 13. Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for  incentive and deferred compensation. The Plan Administrator may authorize the creation  of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Plan Administrator otherwise determines, the existence of such trusts or  other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 14. General Provisions

(a)Availability of Shares. During the terms  of any Awards under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

(b)Securities Law  Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant  Awards and to issue and sell shares of Common Stock upon exercise  of the  Awards. Notwithstanding any  other provision  of the  Plan or agreements made pursuant thereto, the Company shall not be required to issue or  deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment  of all of the following conditions:

(i)Listing or approval for listing upon notice of issuance, of such shares on NASDAQ, or such other securities exchange as may at the time  be the principal market for the  Common Stock;

(ii)Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification  which the Plan Administrator shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(iii)     Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Plan Administrator shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary  or advisable.

(c)Investment Assurances. The  Company  may require a Participant, as a condition of acquiring Common Stock  under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and  business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and  experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the  purchaser  representative, the  merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the  Company stating that the Participant  is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The  foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative  if (1) the issuance of the  shares  of  Common Stock  upon the  exercise  or acquisition of Common Stock  under the Award has been registered under a then currently effective registration statement  under the Securities Act or (2) as to any particular requirement, a determination is made  by counsel for the Company that such requirement  need not be met in the circumstances under the then applicable securities laws.

The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under  the Plan as such counsel deems  necessary or appropriate in order to comply with applicable securities laws, including,  but not limited to, legends restricting the transfer of the Common Stock.

(d)No  Limit  of Other Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(e)No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption  of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment  of any employee at any time.

(f)Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income  of the Participant for federal income tax  purposes in the Participant’s or the Permitted Transferee’s tax home country with respect to  any  Award under  the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any  federal, state, local or foreign taxes of any kind required  by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations  may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding  requirement; provided, that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under the Plan shall be conditional on such payment  or arrangements, and the Company and its Affiliates shall, to the extent permitted  by law, have the right  to deduct any  such taxes from any payment otherwise due to the Participant. The Plan Administrator  may establish such procedures as it deems appropriate, including  making irrevocable elections, for the settlement  of withholding obligations with Common Stock.

(g)Dividends. Reinvestment  of  dividends in additional Restricted Stock at the time of any  dividend payment shall only be permissible if sufficient shares  of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock  Options  and other Awards).

(h)Death Beneficiary. The Plan Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event  of the Participant’s death are to be paid or by whom any rights  of the Participant, after the Participant’s death, may be exercised.

(i)Subsidiary Employees. In the case of a grant of an Award to any employee of a  Subsidiary of the Company, the Company may, if the Plan

Administrator so directs, issue or transfer the  shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Plan Administrator may specify, upon the condition or understanding that the Subsidiary will transfer the  shares of Common Stock to the employee in accordance with the terms of the Award specified by the Plan Administrator pursuant  to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled should revert to the Company.

(j)Use of Proceeds From Stock.  Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

(k)Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

(l)Nontransferability. Except as otherwise provided in Section 5(e) or by the Plan Administrator, Awards under the Plan are not transferable except by will or by laws of descent and  distribution.

(m)Modifications Regarding Foreign  Laws. In the event an Award  is granted to a Participant who is  employed or providing services outside  the United States and who is not compensated from a  payroll maintained in the United States, the Plan Administrator  may, in its sole discretion, (i) modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law and (ii) provide for the  issuance of securities evidencing interests in Common Stock, with such securities reducing the shares available for issuance under the Plan based upon the number of shares of Common Stock underlying (or otherwise evidenced by) such securities.

(n)Compliance with Section 409A of the Code. The following special rules will apply only to an Award that is subject to the provisions of Section 409A of the Code:

(i) If any amount is payable with respect to any Awards as a result of a Participant’s Termination of Employment, then, notwithstanding any other provision of the Plan or Award Agreement, a Termination of Employment or other service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Section 409A of the Code.

(ii) If any amount is payable with respect to any Awards as a result of a Participant’s Termination of Employment at such time as the Participant is a “specified employee,” as defined for purposes of Section 409A of the Code, then, notwithstanding any other provision of the Plan or an Award Agreement, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Section 409A of the Code; otherwise, specified employees will be identified using the default standards contained in the regulations under Section 409A of the Code.

SECTION 15. Effective Date of Plan

The Plan shall be effective as June 17, 2005 (the  “Effective Date”), provided that it is approved by the stockholders of the Company in accordance with all applicable laws, regulations and stock exchange rules and listing standards.  The effective  date of this amendment and restatement shall be December 26, 2014.